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                                 EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended December 31, 2000. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.



                            /s/ RYDER SCOTT COMPANY

                            RYDER SCOTT COMPANY
                            PETROLEUM ENGINEERS


Houston, Texas
March 2, 2001